Exhibit 10.2

J.P. Morgan

SUPPLEMENTAL CONFIRMATION

JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

June 14, 2021
To: Aspen Technology, Inc.
20 Crosby Drive
Bedford, MA 01730
Attention:
Telephone No.:

Re: Supplemental Confirmation—Accelerated Share Repurchase

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), and Aspen Technology, Inc., a Delaware corporation (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between JPMorgan and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation, dated as of August 29, 2016 (the “Master Confirmation”), between JPMorgan and Counterparty, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	June 14, 2021

Effectiveness:
The Transaction shall become effective on the Effective Date; provided that Counterparty shall have the right to cancel the Transaction by notice in writing to JPMorgan at any time prior to 9:00 A.M., New York City time, on the Effective Date, in which event the Transaction shall be cancelled in whole and neither party shall have any obligation in respect of any settlement of or payment or delivery under the Transaction or the Agreement as it relates to the Transaction, including, without limitation, any amounts due in respect of any Early Termination Date under Section 6(e) of the Agreement or any Cancellation and Payment amount. Counterparty acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of any election to cancel the Transaction.

Effective Date:	July 1, 2021

JPMorgan Chase Bank, N.A. at its London Branch is a bank authorised and subject to supervision and regulation by the Office of the Comptroller of the Currency, and is also supervised and regulated with respect to certain matters by the Board of Governors of the Federal Reserve System, each in the jurisdiction of the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request. (Firm Reference Number: 124491).

Reference Price:
The closing price per Share for the regular trading session (including any extensions thereof) of the Exchange on the Share Reference Date, as published on Bloomberg Screen “AZPN <equity> QR <GO>” (or any successor thereto) at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session of the Exchange) on the Exchange Business Day immediately prior to the Calculation Period Start Date, absent manifest error or unavailability of such page or successor thereto, in which case the Calculation Agent shall determine the Closing Price.

Forward Price Adjustment Amount:	An amount in USD equal to [***] % of the Reference Price

Calculation Period Start Date:	The Effective Date

Scheduled Termination Date:	[***], 2021

First Acceleration Date:	[***], 2021

Prepayment Amount:	USD 150,000,000

Prepayment Date:	The Effective Date

Initial Shares:	A number of Shares equal to the product of (x) 80% and (y)(i) the Prepayment Amount divided by (ii) the Reference Price, rounded up to the nearest whole Share; provided that if, in connection with the Transaction, JPMorgan is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that JPMorgan is able to so borrow or otherwise acquire. All Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	The Effective Date

Maximum Stock Loan Rate:	[***] basis points per annum

Initial Stock Loan Rate:	[***] basis points per annum

Maximum Number of Shares:	[***] Shares
JPMorgan Chase Bank, N.A. at its London Branch is a bank authorised and subject to supervision and regulation by the Office of the Comptroller of the Currency, and is also supervised and regulated with respect to certain matters by the Board of Governors of the Federal Reserve System, each in the jurisdiction of the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request. (Firm Reference Number: 124491).

Floor Price:	USD 0.01 per Share

Contract Fee:	USD 0.00

Termination Price:	USD [***] per Share

Additional Relevant Days:	The fifth Exchange Business Days immediately following the Calculation Period.

Reserved Shares:	Notwithstanding anything to the contrary in the Master Confirmation, as of the date of this Supplemental Confirmation, the Reserved Shares shall be equal to a number of Shares equal to the product of (x) [***] and (y)(i)the Prepayment Amount divided by (ii) the Reference Price.
3. Counterparty represents and warrants to JPMorgan that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Effective Date or (ii) during the calendar week in which the Effective Date occurs, except as set forth in any notice delivered pursuant to Section 6(b)(xv) of the Master Confirmation.

4. Solely for purposes of the Transaction to which this Supplemental Confirmation relates, the definition of “Settlement Date” in Section 1 of the Master Confirmation is hereby amended by deleting it in its entirety and replacing it with the following:

“If the Number of Shares to be Delivered is positive (x) in the case of an Accelerated Termination Date, the date that is one Settlement Cycle immediately following the date on which JPMorgan provides notice of such Accelerated Termination Date and (y) in the case of a Termination Date occurring on the Scheduled Termination Date, the date that is one Clearance System Business Day immediately following the Scheduled Termination Date.”

5. Solely for purposes of the Transaction to which this Supplemental Confirmation relates, the Master Confirmation is hereby amended by replacing Section 27 thereof in its entirety with the following:

“27. Communications with Employees of J.P. Morgan Securities LLC.

If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.”

6. Solely for purposes of the Transaction to which this Supplemental Confirmation relates, the Master Confirmation is hereby amended by inserting in the appropriate numerical order the following as Section 30 thereof:

“30. U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol
JPMorgan Chase Bank, N.A. at its London Branch is a bank authorised and subject to supervision and regulation by the Office of the Comptroller of the Currency, and is also supervised and regulated with respect to certain matters by the Board of Governors of the Federal Reserve System, each in the jurisdiction of the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request. (Firm Reference Number: 124491).

(the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement, JPMorgan shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Covered Agreement, JPMorgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity (with for the avoidance of any doubt, the Counterparty being the sole Counterparty Entity); or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” JPMorgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity (with for the avoidance of any doubt, the Counterparty being the sole Counterparty Entity)”, provided, however, that the foregoing shall only come into effect on the Applicable Compliance Date (as defined below). In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to JPMorgan replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

“Applicable Compliance Date” means (i) if Counterparty is itself subject to the requirements of the QFC Stay Rules, January 1, 2019; (ii) if Counterparty is a Financial Counterparty (other than a Small Financial Institution) that is not itself subject to the requirements of the QFC Stay Rules, July 1, 2019; and (iii) if Counterparty is not described in clause (i) or (ii) above, January 1, 2020.”

7. Solely for purposes of the Transaction to which this Supplemental Confirmation relates, the Master Confirmation is hereby amended by inserting in the appropriate numerical order the following as Section 31 thereof:

“31. CARES Act. Counterparty represents and warrants that it has not applied, and throughout the term of any Transaction shall not apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”)) or other investment, or
JPMorgan Chase Bank, N.A. at its London Branch is a bank authorised and subject to supervision and regulation by the Office of the Comptroller of the Currency, and is also supervised and regulated with respect to certain matters by the Board of Governors of the Federal Reserve System, each in the jurisdiction of the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request. (Firm Reference Number: 124491).

to receive any financial assistance or relief (howsoever defined) under any program or facility that (a) is established under applicable law (whether in existence as of the Trade Date for such Transaction or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement thereunder), as a condition of such loan, loan guarantee, direct loan (as that term is defined in the CARES Act), investment, financial assistance or relief, that Counterparty agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in such condition, made a capital distribution or will not make a capital distribution. Counterparty further represents and warrants that the Prepayment Amount for any Transaction is not being paid, in whole or in part, directly or indirectly, with funds received under or pursuant to any program or facility, including the U.S. Small Business Administration’s “Paycheck Protection Program”, that (a) is established under applicable law (whether in existence as of the Trade Date for such Transaction or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under such applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) that such funds be used for specified or enumerated purposes that do not include the purchase of Shares pursuant to any Transaction (either by specific reference thereto or by general reference to transactions with the attributes thereof in all relevant respects).”

8. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Supplemental Confirmation and returning it to us.
Very truly yours,
JPMorgan Chase Bank, N.A. at its London Branch is a bank authorised and subject to supervision and regulation by the Office of the Comptroller of the Currency, and is also supervised and regulated with respect to certain matters by the Board of Governors of the Federal Reserve System, each in the jurisdiction of the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request. (Firm Reference Number: 124491).

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ SANJEET DEWAL
Authorized Signatory
Name: Sanjeet Dewal Title: Managing Director
Title:	Managing Director

Accepted and confirmed as of the Trade Date:

ASPEN TECHNOLOGY, INC.
By: /s/ CHANTELLE BREITHAUPT
Authorized Signatory
Name: Chantelle Breithaupt

JPMorgan Chase Bank, N.A. at its London Branch is a bank authorised and subject to supervision and regulation by the Office of the Comptroller of the Currency, and is also supervised and regulated with respect to certain matters by the Board of Governors of the Federal Reserve System, each in the jurisdiction of the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request. (Firm Reference Number: 124491).